Exhibit 99.2

Quarterly Financial Supplement

For the year ended December 31, 2012

ddr

Think**Retail.** Create**Value.**

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • p. 216.755.5500 f. 216.755.1500 • www.ddr.com

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-16

Financial Summary
FFO Reconciliation	17
Additional Financial Disclosures	18
Debt to EBITDA Calculation	19
Significant Accounting Policies	20-21
Other Real Estate Information	22

Joint Venture Financial Summary
Joint Venture Investment Summary	23
Joint Venture Combining Financial Statements	24-25

Investment Summary
Acquisitions	26
Dispositions	27
Developments and Redevelopments	28-29
Development Projects Primarily on Hold	30

Portfolio Summary
Portfolio Characteristics	31
Lease Expirations	32
Leasing Summary	33-34
Net Effective Rents	35
Largest Tenants	36

Debt Summary
Market Capitalization, Ratings and Financial Ratios	37
Summary of Consolidated Debt	38
Summary of Joint Venture Debt	39
Consolidated Debt Detail	40-42
Joint Venture Debt Detail	43-44

Analyst Coverage
Contact Information	45

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the year ended December 31, 2012. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2011. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Samir Khanal
Communications Manager	Senior Director of Investor Relations
216.755.5500	216.755.5500
mschuler@ddr.com	skhanal@ddr.com

DDR REPORTS A 6.2% INCREASE IN OPERATING FFO PER DILUTED SHARE

TO $1.03 FOR THE YEAR ENDED DECEMBER 31, 2012

BEACHWOOD, OHIO, February 12, 2013 – DDR Corp. (NYSE: DDR) today announced operating results for the fourth quarter ended December 31, 2012.

SIGNIFICANT 2012 ACTIVITY

•	Generated Operating FFO of $1.03 per diluted share for the full year 2012 and $0.27 per diluted share for the fourth quarter, an increase of 6.2% compared to the full year 2011

•	Executed 1,958 new leases and renewals for 11.3 million square feet in 2012, which includes 471 new leases and renewals for 2.4 million square feet in the fourth quarter

•	Increased the portfolio leased rate by 60 basis points to 94.2% at December 31, 2012, from 93.6% at December 31, 2011 and by 20 basis points from 94.0% at September 30, 2012

•

Generated positive leasing spreads for the full year 2012, with new leases up 9.7% at 100% ownership and 13.6% on a pro rata basis, and renewals up 6.1% at 100% ownership and 6.0% on a pro rata basis; blended spreads were up 6.7% at 100% ownership and 7.0% on a pro rata basis

•	Generated same store net operating income growth of 4.0% at 100% ownership and 3.4% on a pro rata basis for the full year 2012 as compared to 2011

•	Generated same store net operating income growth of 4.3% at 100% ownership and 4.4% on a pro rata basis for the fourth quarter as compared to the fourth quarter of 2011

•	Acquired $760 million of prime assets on a pro rata basis in 2012 of which $151 million were acquired in the fourth quarter

•	Issued $511 million of common equity to fund the net investment in prime assets in 2012 of which 4.8 million shares were issued in the fourth quarter for gross proceeds of $75 million

•

Completed the disposition of $347 million of non-prime assets in 2012 of which $255 million were sold in the fourth quarter; DDR’s pro rata share of the gross proceeds was $143 million, $62 million of which was in the fourth quarter

“We continue to be pleased with our performance metrics, access to capital and overall tenant operating and financial strength within our portfolio. We expect these positive trends to continue in 2013,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s fourth quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $84.0 million, or $0.27 per diluted share, which compares to $72.1 million, or $0.26 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended December 31, 2012, as compared to the same period in 2011, is primarily due to organic growth and shopping center acquisitions and related investments partially offset by asset dispositions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended December 31, 2012, increased to $61.8 million, or $0.20 per diluted share, which compares to $47.4 million, or $0.17 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended December 31, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting Operating FFO as well as lower impairment charges on non-depreciable assets partially offset by higher transaction costs and a loss on change in control and sale of interests.

Operating FFO for the year ended December 31, 2012 increased to $305.3 million, or $1.03 per diluted share, which compares to $267.1 million, or $0.97 per diluted share, for the prior year. The increase in Operating FFO for the year ended December 31, 2012, is primarily due to the same factors impacting Operating FFO for the three-month period.

FFO for the year ended December 31, 2012 increased to $312.4 million, or $1.06 per diluted share, which compares to $227.6 million, or $0.75 per diluted share, for the prior year. The increase in FFO for the year ended December 31, 2012, is primarily due to the same factors impacting FFO for the three-month period as well as gains on change in control and sale of interests partially offset by the loss on debt retirement related to the Company’s repurchase of a portion of its 9.625% unsecured senior notes in 2012 and the effect of the valuation adjustment associated with the warrants that were exercised in full for cash in the first quarter of 2011.

Net loss attributable to common shareholders for the three-month period ended December 31, 2012, was $7.0 million, or $0.02 per diluted share, which compares to net loss of $1.8 million, or $0.01 per diluted share, for the prior-year comparable period. Net loss attributable to common shareholders for the year ended December 31, 2012, was $60.3 million, or $0.21 per diluted share, which compares to net loss of $53.8 million, or $0.28 per diluted share, for the prior year. The increase in net loss attributable to common shareholders for the three-month period and year ended December 31, 2012, is primarily due to the same factors impacting FFO as well as higher impairment charges on depreciable assets and depreciation expense.

LEASING & PORTFOLIO OPERATIONS

The following results for the full year and fourth quarter of 2012, highlight continued strong leasing activity throughout the portfolio:

•	Executed 189 new leases aggregating 0.7 million square feet and 282 renewals aggregating approximately 1.7 million square feet in the fourth quarter

•

Generated positive leasing spreads for the fourth quarter, with new leases up 11.7% at 100% ownership and 14.3% on a pro rata basis, and renewals up 6.8% at both 100% ownership and on a pro rata basis; blended spreads were up 7.6% at 100% ownership and 7.8% on a pro rata basis

•	The portfolio leased rate was 94.2% at December 31, 2012, as compared to 94.0% at September 30, 2012 and 93.6% at December 31, 2011

•

Same store net operating income (“NOI”) increased by 4.0% at 100% ownership for the full year 2012 and 4.3% for the fourth quarter as compared to the same periods in 2011 and 3.4% and 4.4% on a pro rata basis for the full year and fourth quarter 2012, respectively

ACQUISITIONS

In the fourth quarter of 2012, the Company acquired two prime power centers located in North Carolina. The Company funded these acquisitions through a combination of proceeds from asset sales and the issuance of new common equity and the senior unsecured notes.

Carolina Pavilion, in Charlotte, North Carolina, was purchased for $106 million. This 94% leased 852,000 square foot prime power center features anchor tenants such as Target, Kohl’s, Nordstrom Rack, Ross Dress for Less, buybuy BABY, Bed Bath & Beyond, Jo-Ann Fabric and Craft Stores and AMC Theatres. In addition, new leasing activity with national anchors including PetSmart and Golfsmith will soon fill 85,000 square feet of currently vacant space.

Poyner Place, in Raleigh, North Carolina, was purchased for $45 million. This 96% leased 434,000 square foot prime power center is anchored by Target, Ross Dress for Less, Old Navy, World Market, Shoe Carnival and Pier 1 Imports.

FINANCINGS

In January 2013, the Company refinanced its primary $750 million unsecured revolving credit facility arranged by J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. The $65 million unsecured revolving credit facility provided solely by PNC Bank, National Association was refinanced to match the terms of the primary facility. The Company also refinanced its $400 million secured term loan arranged by KeyBanc Capital Markets and RBC Capital Markets.

The refinanced $750 million unsecured revolving credit facility has an initial maturity of April 2017 with borrower options to extend an additional year, and contains an accordion feature that provides for $1.25 billion of potential total capacity. Pricing on both refinanced revolving credit facilities was reduced and is currently set at LIBOR plus 140 basis points, a decrease of 25 basis points from the previous rate, and is determined based upon DDR’s credit ratings from Moody’s and S&P. Further, the annual facility fee for both revolving credit facilities has been reduced from 35 basis points to 30 basis points.

The refinanced secured term loan has an initial maturity of April 2017 with borrower options to extend an additional year. Pricing on the secured term loan is currently set at LIBOR plus 155 basis points, a decrease of 15 basis points from the previous rate, and is determined based upon DDR’s credit ratings from Moody’s and S&P.

The Company accessed its at-the-market common equity program and issued 4.8 million new common shares during the fourth quarter of 2012 at an average price of $15.50, generating gross proceeds of $75 million.

In addition in December 2012, the Company closed $365 million of new long-term financings, comprised of a $265 million mortgage loan and a $100 million increase in the unsecured term loan that initially closed in January 2012. The mortgage is a 3.5% fixed rate, seven-year loan collateralized by four prime shopping centers. DDR had previously entered into interest rate swap contracts that fix LIBOR on the $100 million of additional unsecured term loan proceeds resulting in a fixed interest rate of 2.98%.

Proceeds from these financings were primarily used to repay a $350 million mortgage loan, secured by six prime shopping centers, that was set to mature in April 2013 with a 5% fixed rate.

In November 2012, the Company issued $150 million aggregate principal amount of 4.625% senior unsecured notes due July 2022 at a premium to par of 109.2% and yield-to-maturity of 3.46%.

DISPOSITIONS

The Company sold five consolidated operating shopping centers, aggregating approximately 0.4 million square feet, in the fourth quarter of 2012, generating gross proceeds of approximately $13.7 million. In addition, the Company sold $60.6 million of non-income producing assets. The Company recorded an aggregate net gain of approximately $0.4 million related to asset sales in the fourth quarter of 2012.

In the fourth quarter of 2012, the Company’s unconsolidated joint ventures sold five assets generating gross proceeds of approximately $219.4 million ($51.5 million at DDR’s share). The aggregate gain on sale in the fourth quarter of 2012 was approximately $50.8 million ($10.7 million at DDR’s share). The joint venture disposition activity included the sale by Sonae Sierra Brasil of its 10% ownership interest in Patio Brasil, its 51% interest in Shopping Penha, and its 30% interest in Tivoli Shopping, for approximately $103 million ($34 million at DDR’s share). Sonae Sierra Brasil will continue to manage Shopping Penha and Tivoli Shopping for at least three years.

2013 GUIDANCE

There has been no change in Operating FFO per share guidance since the last update provided on January 7, 2013. The Company continues to estimate Operating FFO for 2013 between $1.07 and $1.11 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition as affirmed by NAREIT on October 31, 2011. Other real estate companies may calculate FFO and Operating FFO in a different manner. FFO excluding the net non-operating items detailed in this release is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended and year ended December 31, 2012. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2011, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 454 value-oriented shopping centers representing 116 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, February 13, 2013, at 10:00 a.m. Eastern Time. To participate, please dial 866.362.4831 (domestic), or 617.597.5347 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 96140797. Access to the live call and replay will also be available through the Company’s website. The replay will be available through February 20, 2013.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$142,328	$126,626	$542,900	$498,079
Percentage and overage rents (A)	2,702	2,573	5,117	6,057
Recoveries from tenants	46,453	37,896	174,097	163,123
Ancillary and other property income	8,011	7,787	27,665	28,527
Management, development and other fee income	10,579	12,296	43,706	47,148
Other (B)	797	2,179	6,890	6,895

	210,870	189,357	800,375	749,829

Expenses:
Operating and maintenance	32,856	29,507	128,821	128,873
Real estate taxes	28,091	22,842	104,256	97,382
Impairment charges (C)	20,615	17,077	105,395	67,912
General and administrative	19,753	19,911	76,444	85,221
Depreciation and amortization	65,159	57,957	248,781	215,928

	166,474	147,294	663,697	595,316

Other income (expense):
Interest income	5,970	2,154	15,799	9,832
Interest expense (D)	(56,148)	(56,245)	(221,424)	(224,024)
Gain (loss) on debt retirement, net (E)	—	45	(13,495)	(89)
Gain on equity derivative instruments	—	—	—	21,926
Other income (expense), net (F)	(10,737)	(177)	(17,880)	(5,002)

	(60,915)	(54,223)	(237,000)	(197,357)

Loss before earnings from equity method investments and other items	(16,519)	(12,160)	(100,322)	(42,844)
Equity in net income (loss) of joint ventures (G)	18,284	(2,217)	35,250	13,734
Impairment of joint venture investments (C)	—	(1,250)	(26,671)	(2,921)
(Loss) gain on change in control and sale of interests, net (H)	(1,866)	2,461	78,127	25,170
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(350)	(19)	(1,160)	(1,025)

Loss from continuing operations	(451)	(13,185)	(14,776)	(7,886)
Income (loss) from discontinued operations (I)	813	19,740	(16,416)	(18,590)

Income (loss) before (loss) gain on disposition of real estate	362	6,555	(31,192)	(26,476)
(Loss) gain on disposition of real estate, net of tax	(298)	(1,380)	5,863	7,079

Net income (loss)	64	5,175	(25,329)	(19,397)
(Income) loss attributable to non-controlling interests	(68)	31	(493)	3,543

Net (loss) income attributable to DDR	$(4)	$5,206	$(25,822)	$(15,854)

Write-off of preferred share original issuance costs (J)	—	—	(5,804)	(6,402)
Preferred dividends	(7,030)	(6,967)	(28,645)	(31,587)

Net loss attributable to common shareholders	$(7,034)	$(1,761)	$(60,271)	$(53,843)

Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(7,034)	$(1,761)	$(60,271)	$(53,843)
Depreciation and amortization of real estate investments	63,577	58,081	242,822	221,278
Equity in net (income) loss of joint ventures (G)	(18,284)	2,217	(35,250)	(13,734)
Impairment of depreciable joint venture investments	—	1,250	26,671	1,285
Joint ventures’ FFO (G)	13,142	14,234	53,603	57,604
Non-controlling interests (OP Units)	48	32	191	88
Impairment of depreciable real estate assets, net of non-controlling interests	18,566	29,037	96,319	62,683
Gain on disposition of depreciable real estate, net	(8,178)	(55,675)	(11,705)	(47,751)

FFO attributable to common shareholders	61,837	47,415	312,380	227,610

Non-operating items, net (K)	22,160	24,680	(7,062)	39,497

Operating FFO	$83,997	$72,095	$305,318	$267,107

Earnings per share – Diluted (L)	$(0.02)	$(0.01)	$(0.21)	$(0.28)

Funds From Operations – Diluted (L)	$0.20	$0.17	$1.06	$0.75

Operating Funds From Operations – Diluted (L)	$0.27	$0.26	$1.03	$0.97

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	December 31, 2012	December 31, 2011
Assets:
Real estate and rental property:
Land	$1,900,401	$1,844,125
Buildings	5,773,961	5,461,122
Fixtures and tenant improvements	489,626	379,965

	8,163,988	7,685,212
Less: Accumulated depreciation	(1,670,717)	(1,550,066)

	6,493,271	6,135,146
Land held for development and construction in progress	475,123	581,627
Real estate held for sale, net	—	2,290

Real estate, net	6,968,394	6,719,063
Investments in and advances to joint ventures	613,017	353,907
Cash	31,174	41,206
Restricted cash	23,658	30,983
Notes receivable, net	68,718	93,905
Receivables, including straight-line rent, net	126,228	117,463
Other assets, net	224,648	112,898

	$8,055,837	$7,469,425

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$147,905	$142,421
Unsecured debt	2,147,097	2,139,718
Unsecured term loan	350,000	—
Mortgage and other secured debt	1,674,141	1,822,445

	4,319,143	4,104,584
Dividends payable	44,210	29,128
Other liabilities	326,024	257,821

Total liabilities	4,689,377	4,391,533
Preferred shares	405,000	375,000
Common shares	31,524	27,711
Paid-in-capital	4,629,257	4,138,812
Accumulated distributions in excess of net income	(1,694,822)	(1,493,353)
Deferred compensation obligation	15,556	13,934
Accumulated other comprehensive income	(27,925)	(1,403)
Less: Common shares in treasury at cost	(16,452)	(15,017)
Non-controlling interests	24,322	32,208

Total equity	3,366,460	3,077,892

	$8,055,837	$7,469,425

DDR Corp.

Financial Highlights

(A)	The increase in base and percentage rental revenues for the year ended December 31, 2012, is as follows (in millions):

Increase (Decrease)
Acquisition of shopping centers	$32.7
Comparable portfolio properties	8.3
Development or redevelopment properties	(0.8)

$40.2

Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Years Ended December 31,
	2012	2011
Straight-line rents	$4.1	$0.9

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Lease termination fees	$0.6	$2.0	$6.4	$5.9
Financing fees	0.1	0.1	0.1	0.4
Other miscellaneous	0.1	0.1	0.4	0.6

	$0.8	$2.2	$6.9	$6.9

(C)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Land held for development	$2.1	$14.0	$10.1	$54.2
Undeveloped land	—	3.1	20.1	9.0
Assets marketed for sale	18.5	—	72.6	4.7
Other shopping center assets	—	—	2.6	—

Total continuing operations	20.6	17.1	105.4	67.9
Sold assets	—	29.0	21.1	57.9

Total discontinued operations	—	29.0	21.1	57.9

Joint venture investments	—	1.3	26.7	2.9

Total impairment charges	$20.6	$47.4	$153.2	$128.7

DDR Corp.

Financial Highlights

(D)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Non-cash interest expense related to amortization of the debt discount	$2.6	$3.4	$10.9	$14.9

(E)	For the year ended December 31, 2012, the Company repurchased $60.0 million aggregate principal amount of its 9.625% unsecured senior notes at a premium to par value.

(F)	Other income (expense) was comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Transaction and other (expenses) income	$(4.8)	$1.0	$(7.7)	$0.4
Litigation-related expenses	(1.2)	(0.3)	(4.8)	(2.3)
Loss on sale or reserve of mezzanine note receivable	(4.3)	—	(4.3)	(5.0)
Debt extinguishment costs, net	(0.4)	(0.9)	(1.1)	(0.7)
Settlement of lease liability obligation	—	—	—	2.6

	$(10.7)	$(0.2)	$(17.9)	$(5.0)

(G)	At December 31, 2012 and 2011, the Company had investments in joint ventures, excluding consolidated joint ventures, in 206 and 177 shopping center properties, respectively.

(H)	In the fourth quarter of 2012, the Company sold its interest in a joint venture investment with the Coventry II Fund. The Company also sold a portion of its interest in a previously consolidated joint venture that owns land held for development in Canada. The Company recorded a net loss related to these sales. In addition in 2012, the Company acquired its partners’ interests in five shopping centers. The Company accounted for these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain for the year ended 2012 associated with the difference between the Company’s carrying value and fair value of the previously held equity interest.

DDR Corp.

Financial Highlights

(I)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues from operations	$0.6	$8.6	$9.3	$49.0

Operating expenses	0.3	3.3	4.2	19.7
Impairment charges	—	29.0	21.1	57.9
Interest, net	0.1	2.1	2.0	13.2
Debt extinguishment costs, net	—	7.7	—	7.2
Depreciation and amortization	0.1	2.4	2.3	14.4

Total expenses	0.5	44.5	29.6	112.4

Income (loss) before disposition of real estate	0.1	(35.9)	(20.3)	(63.4)
Gain on deconsolidation of interests	—	—	—	4.7
Gain on disposition of real estate, net	0.7	55.6	3.9	40.1

Net income (loss)	$0.8	$19.7	$(16.4)	$(18.6)

(J)	In August 2012, the Company redeemed all of its Class I Preferred Shares. The Company recorded a non-cash charge of $5.8 million to net loss available to common shareholders in the third quarter of 2012 related to the write-off of the original issuance costs.

DDR Corp.

Financial Highlights

(K)	The gains and charges excluded from Operating FFO for the three-month periods and years ended December 31, 2012 and 2011, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Non-cash impairment charges – non-depreciable consolidated assets	$2.1	$17.1	$30.2	$63.2
Loss on debt retirement, net	—	—	13.5	0.1
Other expense (income), net – transaction costs, loss on sale/reserve of mezzanine note receivable, litigation costs, debt extinguishment costs and lease liability settlement gain	10.7	0.2	17.9	5.0
Equity in net (income) loss of joint ventures – currency adjustments, transaction and other expenses	(0.2)	(0.5)	0.6	(1.2)
Non-cash impairment of joint venture investments on non-depreciable assets	—	—	—	1.6
Non-cash loss (gain) on disposition of non-depreciable real estate, net	0.3	1.4	(5.5)	0.9
Executive separation charges	—	1.4	1.0	12.4
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	—	—	(21.9)
Debt extinguishment costs, (gain) on deconsolidation of interests, and loss on sales – discontinued operations	—	7.7	0.2	2.1
Non-cash loss (gain) on change in control and sale of interests, net	9.3	(2.5)	(70.8)	(25.2)
Non-controlling interest – portion of impairment charges allocated to outside partners	—	(0.1)	—	(3.9)
Non-cash write-off of preferred share original issuance costs	—	—	5.8	6.4

Total adjustments from FFO to Operating FFO	$22.2	$24.7	$(7.1)	$39.5

DDR Corp.

Financial Highlights

(L)	The Company’s per share information is as follows:

	At December 31,
	2012	2011
Common shares outstanding	315.1	276.9
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Earnings per common share:
Basic	$(0.02)	$(0.01)	$(0.21)	$(0.20)

Diluted	$(0.02)	$(0.01)	$(0.21)	$(0.28)

Basic – average shares outstanding	307.9	274.7	291.7	270.3

Diluted – average shares outstanding	307.9	274.7	291.7	271.5

Dividends Declared:	$0.12	$0.08	$0.48	$0.22

FFO per share:
Basic	$0.20	$0.17	$1.06	$0.84

Diluted	$0.20	$0.17	$1.06	$0.75

Weighted average common shares outstanding	310.0	277.0	293.6	272.1

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	310.4	277.4	294.0	272.5

Assumed conversion of dilutive securities	0.4	0.7	1.3	1.9

FFO Weighted average common shares and OP Units – Diluted	310.8	278.1	295.3	274.4

Operating FFO:
Diluted	$0.27	$0.26	$1.03	$0.97

Operating FFO Weighted average common shares and OP Units – Diluted	310.8	278.1	295.3	274.4

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$137,098	$118,310	$508,250	$466,820
Percentage and overage rents	856	865	1,958	2,387
Recoveries from tenants	32,573	25,502	116,660	105,939
Other	17,818	23,489	78,942	84,832

	188,345	168,166	705,810	659,978
Expenses:
Operating and maintenance	43,162	37,423	173,122	150,988
Real estate taxes	21,443	15,140	76,418	66,685
Impairment charges (B)	9,562	208,843	10,402	208,843

	74,167	261,406	259,942	426,516

Net operating income (loss)	114,178	(93,240)	445,868	233,462
Depreciation and amortization of real estate investments	54,270	42,197	203,412	171,634
Interest expense	60,670	55,294	237,138	217,676

(Loss) income before other items	(762)	(190,731)	5,318	(155,848)
Income tax expense	(6,715)	(11,818)	(25,444)	(38,598)

Loss from continuing operations	(7,477)	(202,549)	(20,126)	(194,446)
Discontinued operations:
Loss from operations (B)	(1,651)	(252)	(52,619)	(64,056)
Gain on debt forgiveness	—	—	—	2,976
Gain (loss) on disposition, net	10,449	(2,595)	11,739	18,705

Income (loss) before gain on disposition of assets	1,321	(205,396)	(61,006)	(236,821)
Gain on disposition of assets, net	40,352	1,751	54,582	1,733

Net income (loss)	$41,673	$(203,645)	$(6,424)	$(235,088)
Non-controlling interests	(23,306)	(4,568)	(42,995)	(16,132)

Net income (loss) attributable to unconsolidated joint ventures	$18,367	$(208,213)	$(49,419)	$(251,220)

Net income (loss) at DDR’s ownership interests (C)	$21,774	$(27,219)	$33,512	$(12,979)

FFO at DDR’s ownership interests (D)	$13,142	$14,234	$53,603	$57,604

Operating FFO at DDR’s ownership interests (D)	$12,982	$13,780	$54,220	$56,390

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	December 31, 2012	December 31, 2011
Land	$1,569,548	$1,400,469
Buildings	4,681,462	4,334,097
Fixtures and tenant improvements	244,293	189,940

	6,495,303	5,924,506
Less: Accumulated depreciation	(833,816)	(808,352)

	5,661,487	5,116,154
Land held for development and construction in progress (E)	348,822	239,036

Real estate, net	6,010,309	5,355,190
Cash and restricted cash	467,200	308,008
Receivables, including straight-line rent, net	99,098	108,038
Other assets, net	427,014	177,251

	$7,003,621	$5,948,487

Mortgage debt (F)	$4,246,407	$3,742,241
Notes and accrued interest payable to DDR	143,338	100,470
Other liabilities	342,614	214,370

	4,732,359	4,057,081
Redeemable preferred equity	154,556	—
Accumulated equity	2,116,706	1,891,406

	$7,003,621	$5,948,487

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Straight-line rents	$1.2	$1.0	$4.9	$4.6
DDR’s proportionate share	0.1	—	0.8	0.9

(B)	For the three-month period and year ended December 31, 2012, impairment charges were recorded primarily on an asset that is in the process of being marketed for sale of which the Company’s proportionate share was not material. For the three-month period and year ended December 31, 2011, impairment charges were recorded primarily on assets that were being recapitalized of which the Company’s proportionate share of the charges was approximately $6.7 million.

(C)	Adjustments to the Company’s share of joint venture equity in net income primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(3.5)	$25.0	$1.7	$26.7

(D)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net income (loss) attributable to unconsolidated joint ventures	$18.4	$(208.2)	$(49.4)	$(251.2)
Depreciation and amortization of real estate investments	71.0	44.2	228.7	182.7
Impairment of depreciable real estate assets	9.6	209.4	57.2	272.5
(Gain) loss on sale of depreciable real estate	(50.7)	2.6	(65.1)	(18.7)

FFO	$48.3	$48.0	$171.4	$185.3

FFO at DDR ownership interests	$13.1	$14.2	$53.6	$57.6

Operating FFO at DDR’s ownership interests (1)	$13.0	$13.8	$54.2	$56.4

DDR joint venture distributions received, net (2)	$23.3	$6.1	$43.2	$63.2

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, transaction costs and other expenses as disclosed on page 11 of this press release.

(2)	Includes loan repayments in 2011 of $22.4 million from the Company’s unconsolidated joint venture which has assets located in Brazil.

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(E)	Land held for development and construction in progress consists of the following (in millions):

	December 31, 2012	December 31, 2011
Company’s proportionate share	$100.9	$75.9

(F)	Mortgage debt consists of the following (in millions):

	December 31, 2012	December 31, 2011
Company’s proportionate share	$724.9	$772.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	48.2	48.1

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

FFO Reconciliation

(In Millions, Except Per Share Information)

	4Q12	4Q11	FY12	FY11
Funds From Operations:
Net loss attributable to common shareholders	$(7.0)	$(1.8)	$(60.3)	$(53.8)
Depreciation and amortization of real estate investments	63.6	58.1	242.8	221.2
Equity in net (income) loss of joint ventures	(18.3)	2.2	(35.2)	(13.7)
Impairment of depreciable joint venture investments	—	1.3	26.7	1.3
Joint ventures’ FFO	13.1	14.2	53.6	57.6
Non-controlling interests (OP Units)	—	—	0.2	0.1
Impairment of depreciable real estate assets, net of non-controlling interests	18.6	29.1	96.3	62.7
Gain on disposition of depreciable real estate, net	(8.2)	(55.7)	(11.7)	(47.8)

Funds From Operations Attributable to Common Shareholders	61.8	47.4	312.4	227.6
Write-off of original preferred share issuance costs	—	—	5.8	6.4
Preferred dividends	7.0	7.0	28.6	31.6

Funds From Operations	$68.8	$54.4	$346.8	$265.6

Funds From Operations Attributable to Common Shareholders
Reconciliation to Operating FFO:	$61.8	$47.4	$312.4	$227.6
Non-cash impairment charges—non-depreciable consolidated assets	2.1	17.1	30.2	63.2
Loss on debt retirement, net	—	—	13.5	0.1
Other expense, net—transaction costs, litigation costs, debt extinguishment costs, loan loss reserve and lease liability settlement gain	10.7	0.2	17.9	5.0
Equity in net (loss) income of joint ventures—currency adjustments, gain on sale of assets, transaction and other expenses	(0.2)	(0.5)	0.6	(1.2)
Non-cash impairment of joint venture investments on non-depreciable assets	—	—	—	1.6
Non-cash loss (gain) on disposition of non-depreciable real estate, net	0.3	1.4	(5.5)	0.9
Executive separation charges	—	1.4	1.0	12.4
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	—	—	(21.9)
Non-cash loss (gain) on change in control and sale of interests	9.3	(2.5)	(70.8)	(25.2)
Non-cash loss on loss on sales and loss on debt extinguishment—discontinued operations	—	7.7	0.2	2.1
Non-controlling interest—portion of impairment charges allocated to outside partners	—	(0.1)	—	(3.9)
Non-cash write off of preferred share original issuance costs	—	—	5.8	6.4

Total non-operating items	$22.2	$24.7	$(7.1)	$39.5

Operating FFO Attributable to Common Shareholders	$84.0	$72.1	$305.3	$267.1

Per Share Information:
Funds From Operations—diluted	$0.20	$0.17	$1.06	$0.75
Operating FFO—diluted	$0.27	$0.26	$1.03	$0.97
Common Shares and OP Units:
Outstanding	315.5	277.3	315.5	277.3
Weighted average—diluted (FFO & OFFO)	310.8	278.1	295.3	274.4

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Additional Financial Disclosures

(In Millions, Except Per Share Information)

	4Q12	4Q11	FY12	FY11
Dividends / Payout Ratio:
Common share dividends and operating partnership interests—per share	$0.12	$0.08	$0.48	$0.22
Common share dividends and operating partnership interests—declared	$37.2	$22.2	$141.3	$60.6
Dividend payout ratio	44.3%	30.8%	46.3%	22.7%
Revenues:
DDR revenues	$211.4	$197.9	$809.6	$798.8
Joint venture & managed revenues	190.6	216.5	804.9	854.9

Total revenues (1)	$402.0	$414.4	$1,614.5	$1,653.7

G&A Expenses (2)	$19.8	$18.6	$75.4	$72.8
G&A Expenses as % of Total Revenues (2)	4.9%	4.5%	4.7%	4.4%
Net Operating Income:
DDR net operating income	$150.2	$142.3	$572.6	$552.9
Joint venture net operating income (at 100%)	123.9	121.4	468.2	468.4

Total net operating income (1)	$274.1	$263.7	$1,040.7	$1,021.3

Real Estate at Cost:
DDR real estate at cost	$8,639.1	$8,270.1	$8,639.1	$8,270.1
Joint venture real estate at cost (at 100%)	6,844.1	6,163.5	6,844.1	6,163.5

Total real estate at cost	$15,483.2	$14,433.6	$15,483.2	$14,433.6

Non-Cash Disclosures (Income) / Expense:
Below-market rent revenue (3)	$—	$(0.4)	$(0.7)	$(3.2)
Straight-line rent revenue	(1.2)	(0.7)	(4.1)	(0.9)
Joint venture straight-line rent revenue	(1.2)	(1.0)	(4.9)	(4.6)
DDR’s prorata share of straight-line rent revenue	(0.1)	—	(0.8)	(0.9)
Straight-line ground rent expense (3)	0.3	0.5	1.1	2.0
Debt premium amortization revenue (3)	(0.7)	(0.6)	(2.7)	(2.1)
Convertible debt accretion expense	2.6	3.4	10.9	14.9

(1)	Includes activities from discontinued operations.
(2)

The years ended December 31, 2012 and 2011 exclude executive separation charges of $1.0 million and $12.4 million, respectively. Including these charges, G&A expenses were approximately 4.7% and 5.2%, respectively, of total revenues. The three months ended December 31, 2011 exclude executive separation charges of $1.4 million. Including these charges, G&A expenses were approximately 4.8% of total revenues.

(3)	Prorata share of joint venture is deminimis.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

(In Millions)
	4Q12	4Q11
Debt / EBITDA—Consolidated
EBITDA:
Net income attributable to DDR	$—	$5.2

Adjustments:
Impairment charges	20.6	17.1
Executive separation charges	—	1.4
Depreciation and amortization	65.2	58.0
Depreciation attributable to non-controlling interests	(0.1)	(0.1)
Interest expense	56.1	56.2
Interest expense attributable to non-controlling interests	(0.1)	(0.2)
Loss (gain) on change in control and sale of interests	1.9	(2.5)
Other expenses, net	10.7	0.1
Equity in net (income) loss of joint ventures	(18.3)	2.2
Impairment of joint venture investments	—	1.3
Income tax expense	0.4	—
EBITDA adjustments from discontinued operations (1)	(0.6)	(14.5)
Loss on disposition of real estate, net	0.3	1.4

EBITDA before JVs	136.1	125.6
Pro rata share of JV FFO, net of interest expense	13.1	14.2
Pro rata share of JV gain on sale of assets, translation adjustments and other	(0.2)	(0.5)

EBITDA Consolidated	$149.0	$139.3
EBITDA Consolidated—Annualized	$596.0	$557.2

Consolidated indebtedness	$4,319.1	$4,104.6
Non-controlling interests’ share of consolidated debt	(20.6)	(21.7)
Adjustment to reflect convertible debt at face value	32.1	43.0
Adjustment to reflect assumed debt at face value	(11.5)	(13.4)

Total consolidated indebtedness	4,319.1	4,112.5
Cash and restricted cash, net of non-controlling interests	(53.8)	(65.5)

Total Consolidated Indebtedness, net of Cash	$4,265.3	$4,047.0

Debt / EBITDA—Consolidated	7.16	7.26

Debt / EBITDA—Pro rata
EBITDA before JVs	$136.1	$125.6
Pro rata share of JV EBITDA	24.4	27.3

EBITDA including Pro rata Share of JVs	$160.5	$152.9
EBITDA including Pro rata Share of JVs—Annualized	$642.0	$611.6

Total consolidated indebtedness, net of cash	$4,265.3	$4,047.0
Pro rata share of JV debt (2)	723.8	772.7

Total pro rata indebtedness	4,989.1	4,819.7
Pro rata share of JV cash and restricted cash	(134.9)	(93.8)

Pro rata Indebtedness, net of Cash	$4,854.2	$4,725.9
Debt / EBITDA—Pro rata	7.56	7.73

(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$—	$29.0
Interest expense, net	0.1	2.1
Depreciation and amortization	0.1	2.4
Gain on disposition of real estate, net	(0.7)	(55.6)
Debt extinguishment costs and other	(0.1)	7.6

	$(0.6)	$(14.5)

(2)

Includes $48.2 million and $48.1 at December 31, 2012 and at December 31, 2011, respectively, of the Company’s pro rata share of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Consolidated base rental revenue includes income from ground leases of $22.3 million for the year ended December 31, 2012.

General and Administrative Expenses

•

General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the year ended December 31, 2012, the Company expensed $7.9 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized on a straight-line basis over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings Building Improvements Furniture/Fixtures and Tenant Improvements	30 to 40 years 5 to 20 years Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

Capitalized Costs (In Millions)	4Q12	4Q11	FY12	FY11
Interest expense	$3.4	$3.3	$13.3	$12.7
Construction administration costs	$2.7	$2.1	$9.3	$8.3

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the year ended December 31, 2012, the Company expensed $2.8 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are generally reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Other Real Estate Information

Total Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures:

Capital Expenditures (In Millions)	Consolidated FY12	Unconsolidated at Prorata FY12
Leasing	$28.2	$5.0
Maintenance	7.5	0.5

Total Capital Expenditures	$35.7	$5.5

Per Square Foot of Owned GLA
Leasing	$0.56	$0.83
Maintenance	0.15	0.09

Total Capital Expenditures	$0.72	$0.92

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•

At December 31, 2012, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $40 million.

Non-Income Producing Assets

•

There are four consolidated shopping centers and the Company’s corporate headquarters, which total 0.6 million square feet with a land and building cost basis of approximately $70 million, considered non-incoming producing at December 31, 2012.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Joint Venture Investment Summary (1)

($ and GLA In Millions; all Values at 100%)

Legal Name	Partner	DDR Own. %	# of Operating Properties		GLA	ABR	Gross Asset Book Value	Debt
Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	39		10.8	$122.5	$1,829.7	$1,038.9
DDR Domestic Retail Fund I	Various Institutional Investors	20%	59		8.2	87.2	1,442.1	923.3
BRE DDR Retail Holdings, LLC	Blackstone Real Estate Partners VII	5%	46		10.6	118.3	1,213.3	940.0
Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3%	8		3.3	104.2	917.9	377.8	(2)
DDR-SAU Retail Fund, LLC	State of Utah	20%	27		2.4	23.9	308.8	182.6
DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.9	206.8	144.7
Other Unconsolidated JV Interests	Various	Various	14		2.1	21.0	248.0	144.9
Coventry II Joint Ventures	Coventry II Fund	10%—20%	45	(3)	5.5	47.6	677.5	494.2

Total Unconsolidated Joint Ventures			251		44.5	$540.6	$6,844.1	$4,246.4

(1)	DDR’s investment in JVs may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	SSB BV Sarl holds $347.9 million of cash and short-term investments at December 31, 2012.
(3)

Includes 40 assets in which the Company does not have an economic interest and one asset in which development was suspended. Effective January 1, 2012, all of the 45 assets are no longer managed by DDR.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

	Total Unconsolidated JVs (1)		DDR’s Pro rata Share (1)
	FY12	4Q12	4Q12
Revenues:
Minimum rents	$508.3	$137.1	$24.8
Percentage and overage rents	1.9	0.9	0.1
Recoveries from tenants	116.7	32.6	4.7
Other	78.9	17.8	5.2

	705.8	188.4	34.8
Expenses:
Operating and maintenance	(173.1)	(43.2)	(7.3)
Real estate taxes	(76.5)	(21.4)	(3.0)
Impairment charges	(10.4)	(9.6)	(1.4)

Net operating income	445.8	114.2	23.1	(3)
Depreciation and amortization expense	(203.4)	(54.3)	(8.0)
Interest expense	(237.1)	(60.7)	(8.9)

Income (loss) before other items	5.3	(0.8)	6.2
Income tax expense	(25.4)	(6.7)	(2.2)

(Loss) income from continuing operations	(20.1)	(7.5)	4.0
Discontinued operations:
Loss from operations	(52.6)	(1.6)	(0.1)
Gain on disposition	11.7	10.4	3.5

(Loss) income before gain on disposition of assets	(61.0)	1.3	7.4
Gain on disposition of assets	54.6	40.4	13.4
Disproportionate share of income (loss)	—	—	1.0	(2)(3)

Net (loss) income	$(6.4)	$41.7	$21.8
Non-controlling interests	(43.0)	(23.3)	(7.8)

Net (loss) income attributable to unconsolidated joint ventures	$(49.4)	$18.4	$14.0
DDR ownership interests	33.5	21.8	21.8
Amortization of basis differential	1.7	(3.5)	—

	$35.2	$18.3	$21.8

Funds From Operations:
Net (loss) income attributable to unconsolidated joint ventures	$(49.4)	$18.4	$14.0
Depreciation of real property	228.7	71.0	13.2
Impairments of depreciable real estate	57.2	9.6	1.4
Gain on disposition of depreciable real estate	(65.1)	(50.7)	(16.9)
Disproportionate share of income	—	—	1.4	(2)

	$171.4	$48.3	$13.1

FFO at DDR ownership interests	$53.6	$13.1

Operating FFO at DDR ownership interests	$54.2	$13.0

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)	DDR’s pro rata share of NOI including discontinued operations and promoted equity structures and minority interests is $24.4 million for the three-month period ended December 31, 2012.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	Total Unconsolidated JVs (1)
	December 31, 2012		December 31, 2011
Land	$1,569.5		$1,400.5
Buildings	4,681.5		4,334.1
Fixtures and tenant improvements	244.3		190.0

	6,495.3		5,924.6
Less: Accumulated depreciation	(833.8)		(808.3)

	5,661.5		5,116.3
Land held for development and construction in progress	348.8		239.0

Real estate, net	6,010.3		5,355.3
Cash and restricted cash	467.2		308.0
Receivables, including straight-line rent, net	99.1		108.0
Other assets, net	427.0		177.2

	$7,003.6		$5,948.5

Mortgage debt	$4,246.4	(3)	$3,742.2	(3)
Notes and accrued interest payable to DDR	143.3		100.5
Other liabilities	342.6		214.4

	4,732.3		4,057.1
Redeemable preferred equity	154.6		—
Accumulated equity	2,116.7		1,891.4

	$7,003.6		$5,948.5

	DDR’s Pro rata Share (1)
	December 31, 2012		December 31, 2011
Land	$258.8		$274.4
Buildings	828.7		893.1
Fixtures and tenant improvements	52.0		47.4

	1,139.5		1,214.9
Less: Accumulated depreciation	(171.8)		(181.8)

	967.7		1,033.1
Land held for development and construction in progress	100.9		75.9

Real estate, net	1,068.6		1,109.0

Cash and restricted cash	134.9		93.8
Receivables, including straight-line rent, net	24.4		27.5
Other assets, net	49.6		42.3
Disproportionate share of equity	126.8	(2)	(18.4	)(2)

	$1,404.3		$1,254.2

Mortgage debt	$724.9	(3)	$772.9	(3)
Notes and accrued interest payable to DDR	13.0		12.0
Other liabilities	69.5		49.9

	807.4		834.8
Redeemable preferred equity	154.6		—

	962.0		834.8
Accumulated equity	462.4		433.0
Disproportionate share of equity	(20.1	)(2)	(13.6	)(2)

	$1,404.3		$1,254.2

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)

Includes approximately $295.7 million and $300.3 million of mortgage debt at December 31, 2012 and December 31, 2011, respectively, of which the Company’s prorata share of non-recourse mortgage debt is $48.2 million and $48.1 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Property Acquisitions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area
					Aggregate		Demographics
			DDR	Total	Pro rata			Avg. HH.
Date	Location	Property	Own. %	GLA	Price		Population	Income	Anchors
3/12	Tinley Park, IL (Chicago)	Brookside Marketplace	100%	560.7	$47.4		588.0	$85.1	Super Target, Kohl’s, Dick’s Sporting Goods, Best Buy Homegoods, PetSmart, Old Navy, Ulta, OfficeMax
4/12	Phoenix, AZ	Arrowhead Crossing	100%	416.6	30.0	(1)	626.6	74.5	Nordstrom Rack, DSW, Hobby Lobby, T.J. Maxx, HomeGoods, Golfsmith, Barnes & Noble, Savers, Staples, Old Navy
4/12	Portland, OR	Tanasbourne Town Center	100%	643.3	39.0	(1)	425.5	82.8	Target, Nordstrom Rack, Bed Bath & Beyond, Ross Dress for Less, Michaels, Famous Footwear, Petco, Barnes & Noble, Office Depot, Old Navy
6/12	Various	Portfolio of 46 former EDT assets	5%	10,619.2	71.4	(2)	Various	Various	TJX Companies, Walmart, Dick’s Sporting Goods, PetSmart, Home Depot, Bed Bath & Beyond, Best Buy, Old Navy, Jo-Ann Fabric and Craft Stores, Kohl’s
7/12	San Antonio, TX	Bandera Pointe	100%	38.6	7.6		374.1	75.7	Gold’s Gym
7/12	Phoenix, AZ	Ahwatukee Foothills Towne Center	100%	682.1	68.7	(1)	507.9	80.5	AMC Theatres, Jo-Ann Fabric and Craft Stores, Best Buy, Babies “R” Us, RoomStore, Party City, Ashley Furniture, Ross Dress for Less, Petco, Sprouts, Barnes & Noble, OfficeMax, Old Navy
7/12	Tucson, AZ	Tucson Spectrum Shopping Center	100%	954.6	125.4		514.0	50.1	Target, Home Depot, JCPenney, PetSmart, Harkins Theatres, Food City, Sports Authority, Bed Bath & Beyond, Ross Dress for Less, Best Buy, Marshalls, Michaels, OfficeMax, LA Fitness, Old Navy, Party City, Dollar Tree
9/12	Kansas City, MO	Independence Commons	100%	403.2	49.4	(3)	378.6	67.9	Kohl’s, AMC Theatres, Best Buy, OfficeMax, Marshalls, Ross Dress for Less, Shoe Carnival, Barnes & Noble
12/12	Charlotte, NC	Carolina Pavilion	100%	847.4	106.4		812.4	85.8	Target, Kohl’s, AMC Theatres, Nordstrom Rack, HH Gregg, Value City Furniture, Sports Authority, Babies “R” Us, Bed Bath & Beyond, buybuy BABY, Golfsmith, PetSmart, Jo-Ann Fabric and Craft Stores, Ross Dress for Less
12/12	Raleigh, NC	Poyner Place	100%	431.7	44.8		367.9	78.0	Super Target, Toys “R” Us/Babies “R” Us, Ross Dress for Less, Shoe Carnival, Old Navy, OfficeMax, World Market, Pier 1 Imports

Total Acquisitions				15,597.4	$590.1

(1)	DDR acquired its partner’s 50% ownership interest in this asset.
(2)	Represents DDR’s 5% common equity interest. Transaction also included a preferred equity investment of $150 million.
(3)	DDR acquired its partner’s 85.5% ownership interest in this asset.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Property Dispositions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area
							Demographics
		Joint	DDR	Total	Gross	Relinquished		Avg. HH.
Date	Location	Venture	Own. %	GLA	Price	Debt	Population	Income	Anchors
1/12	West Seneca, NY		100%	62.9	$2.5	$—	314.4	$55.5	Planet Fitness
1/12	Concord, NC		100%	10.9	1.7	—	192.2	80.7	Rite Aid
2/12	Connellsville, PA		100%	10.9	3.0	—	41.6	46.2	Rite Aid
2/12	Tiffin, OH		100%	185.8	0.8	—	64.2	54.7	Cinemark, JCPenney
2/12	Barboursville, WV		100%	70.9	1.6	—	191.6	52.0	Ashley Furniture,
									Jo-Ann Fabric and Craft Stores
2/12	Tampa, FL	DDRTC	15%	28.5	4.0	3.7	223.5	76.0	—
3/12	Fort Worth, TX		100%	10.9	2.7	—	362.1	62.8	CVS
4/12	Birmingham, AL		100%	300.3	3.0	—	218.9	66.7	Burlington Coat Factory, Dollar Tree
4/12	Lawrenceville, GA		100%	105.0	3.0	—	323.7	84.8	Hobby Lobby
4/12	Idaho Falls, ID		100%	138.5	1.5	—	139.0	64.8	OfficeMax
4/12	Two Rite Aids		100%	23.6	4.7	—	294.6	53.6	Rite Aid
4/12	Erie, PA		100%	96.0	1.0	—	175.7	56.9	West Teleservices
4/12	Mt. Vernon, IL		100%	269.3	3.5	—	92.2	51.8	Dunham’s Sports, Sears, JCPenney
5/12	Chamblee, GA		100%	167.4	4.7	—	509.0	101.8	—
5/12	Englewood, FL		100%	46.8	0.7	0.5	43.3	59.8	—
5/12	Cincinnati, OH		100%	235.4	3.7	—	413.2	60.9	—
5/12	Ottumwa, IA		100%	276.8	3.0	—	90.2	52.5	Herberger’s, JCPenney, Aldi
6/12	Silver Springs, MD		100%	288.4	31.1	—	594.7	94.6	Office building
6/12	Cheboygan, MI		100%	170.8	0.5	—	40.0	50.7	Kmart
6/12	Santa Rosa Beach, FL	DDRM	20%	43.2	6.8	—	14.0	76.3	Publix
7/12	Piedmont, SC		100%	10.9	1.6	—	57.1	53.5	Rite Aid
7/12	Houghton, MI		100%	257.9	0.8	—	21.6	43.9	JCPenney
8/12	Spartanburg, SC		100%	10.9	2.7	—	136.5	58.8	Rite Aid
9/12	Farragut, TN	DPG	10%	71.3	1.1	—	133.7	91.5	—
10/12	Homestead, PA	DDRTC	15%	764.7	112.3	62.8	575.6	56.6	Loew’s Cinema, Dick’s Sporting Goods
10/12	Salt Lake City, UT		100%	53.5	4.0	—	380.6	64.5	—
10/12	Lafayette, IN		100%	35.1	1.8	—	141.0	55.0	—
11/12	Gaffney, SC		100%	13.8	2.7	—	36.7	45.7	Rite Aid
11/12	Joint Venture Investment		20%	—	125.5	118.0	—	—	—
11/12	Hamilton, OH		100%	40.0	0.4	—	129.9	63.1	—
12/12	Norwich, NY	DPG	10%	85.5	4.4	—	16.8	58.8	Tops Markets
12/12	Bemidji, MN		100%	297.8	4.8	—	27.0	60.7	Herberger’s, JCPenney
	Land		Various (1)	—	108.2	3.2

Total Dispositions				4,183.7	$453.8	$188.2
Total Dispositions—Q4 2012				1,290.4	$316.8	$180.8

(1)	DDR’s prorata share is $60.5 million and $97.2 million for the fourth quarter and year ended December 31, 2012, respectively.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Summary of Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of December 31, 2012			2012 Activity
	Land	CIP	Total	Net Expenditures	Placed In Service
Ground up Development Projects in Progress	$33.0	$29.6	$62.6	$20.7	$—
Ground up Development Projects Primarily on Hold	168.0	105.2	273.2	(74.3)	—
Substantially Completed Projects Pending Lease Up	30.8	33.0	63.8	(2.8)	1.1
Redevelopment Projects	22.8	49.8	72.6	110.6	111.8
Leasing Capital Expenditures	—	3.3	3.3	28.2	30.8

	$254.6	$220.9	$475.5	$82.4	$143.7

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

Location	Project	Est. Initial Owned Anchor Opening	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Charlotte, NC	Belgate	2Q13	889.7	173.7	$17.8	$29.5	—	Walmart, IKEA, Hobby Lobby, Ulta, Marshalls, World Market, PetSmart, Old Navy, Shoe Carnival
Seabrook, NH	Seabrook Town Center	2Q14	386.9	182.3	69.0	33.1		Walmart

Total			1,276.6	356.0	$86.8	$62.6	$—

Summary of Significant Consolidated Redevelopment Projects

Location	Project	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Denver, CO	Tamarac Square	151.3	11.5	$2.0	$4.7	$1.7	Target
Littleton, CO	Aspen Grove	46.7	46.7	13.6	11.4	—	Alamo Drafthouse Cinema
Miami (Plantation), FL	The Fountains	273.4	273.4	58.9	55.0	54.9	Kohl’s, Dick’s Sporting Goods, Marshalls/HomeGoods, Total Wine
Roswell, GA	Sandy Plains Village	145.6	142.6	14.3	1.9	0.4	Movie Tavern
Bayamon, PR	Plaza Del Sol	172.5	172.5	64.3	12.4	7.9	Food court, Victoria’s Secret, Bath & Body Works, Claire’s, Sketchers, Aeropostale
Bayamon, PR	Rexville Plaza	43.8	43.8	8.2	5.9	5.3	CVS, Marshalls
Hatillo, PR	Plaza Del Norte	88.5	88.5	10.1	10.1	9.8	JCPenney expansion, PetSmart, Rooms to Go, T.J. Maxx
Charleston, SC	Ashley Crossing	124.4	124.4	8.9	8.3	6.3	Kohl’s, Marshalls, Shoe Carnival, Jo-Ann Fabric and Craft Stores
San Antonio, TX (2)	Terrell Plaza	225.7	90.8	12.0	12.6	9.0	Target, Ross Dress for Less, Petco
Midvale, UT	Family Center at Ft. Union	82.7	78.7	13.2	7.8	6.8	Dick’s Sporting Goods, Gordmans

Total		1,354.6	1,072.9	$205.5	$130.1	$102.1

CIP for projects listed above:						28.0
CIP for other Redevelopment Projects:						44.6

Total amount included in CIP at December 31, 2012 for Redevelopment Projects:						$72.6

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Consolidated 50% joint venture

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Summary of Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of December 31, 2012			2012 Activity
	Land	CIP	Total	Net Expenditures	Placed In Service
Substantially Completed Ground Up Developments	$—	$2.9	$2.9	$21.2	$92.8
Ground up Development Projects in Progress	30.0	244.4	274.4	154.8	—
Land Held for Development	56.2	—	56.2	—	—
Substantially Completed Projects Pending Lease Up	—	—	—	1.7	19.5
Redevelopment Projects	—	9.3	9.3	16.8	13.3
Leasing Capital Expenditures	—	6.0	6.0	34.2	30.3

Total	$86.2	$262.6	$348.8	$228.7	$155.9

Summary of Significant Joint Venture Substantially Completed Development Projects

Location	Project	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Uberlandia, Brazil	Patio Uberlandia	33.3%	488.1	488.1	$93.1	$95.7	$92.8	Walmart, Cinemark, Centuaro, Fast Shop, Leroy Merlin, Renner, Ponto Frio, Kalunga, Livraria Leitura, Le Biscuit,

Total			488.1	488.1	$93.1	$95.7	$92.8

Summary of Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Goiania, Brazil	Passeio Das Aguas	33.3%	821.0	821.0	$200.2	$134.0	$—	Bretas, Cinemark,
								Magic Games, Strike Boliche
Londrina, Brazil	Boulevard Londrina	28.2%	521.6	521.6	150.2	140.4	—	Walmart, Cinemark, PB Kids, Magazine Luiza, Kalunga, M, Luigi Bertolli, Saraiva, Centuaro, Memove, Renner, Strike Boliche

Total			1,342.6	1,342.6	$350.5	$274.4	$—

Total Land Held for Development and CIP for Ground Up Developments in Progress at December 31, 2012							$274.4

(1)	Includes receipts and expected future reductions from land sales and reimbursements.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Ground up Development Projects Primarily on Hold

MSA (Location)	DDR’s Own. %	Total Acreage
Ukiah (Mendocino), CA	50%	65.7
New Haven (Guilford), CT	100%	24.8
Orlando (Lee Vista), FL	100%	74.3
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	31.6
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Isabela, Puerto Rico	80%	11.1
Toronto (East Gwillimbury—Hwy 404/Greenlane East), CAN	50%	30.7
Toronto (East Gwillimbury—Hwy 404/Greenlane West), CAN	50%	28.8
Togliatti, Russia	75%	61.2
Other Misc. Land (6 sites)	100%	Various

		608.6

		(In Millions)
Total Ground Up Development Projects Primarily on Hold at December 31, 2012:		$273.2	(1)

(1)	Includes partners’ ownership interests of $46.7 million.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Portfolio Summary

(GLA In Millions)

Shopping Centers (Economic Interest)
Operating Centers	452
Owned GLA (at 100%)	83.7
Additional Ground Lease GLA	5.5
Additional Unowned GLA	26.5
Base Rent PSF	$13.66
Leased Rate (at 100%)	94.2%
Commenced Rate (at 100%)	93.0%
Leased Rate (at Pro Rata)	94.8%
Prime Portfolio (Subset of Economic Interest)
Operating Centers	291
Owned GLA (at 100%)	67.2
Additional Ground Lease GLA	4.9
Additional Unowned GLA	22.6
Base Rent PSF	$14.46
Leased Rate (at 100%)	95.5%
% of Total NOI (T12)	89.3%
Shopping Centers (No Economic Interest—Located in Brazil)
Operating Centers	2
Owned GLA	0.5

Brazil Portfolio (Subset of Economic Interest)
Operating Centers (Developments)	8 (2)
Owned GLA (at 100%)	3.3
Additional Ground Lease GLA	0.2
Additional Unowned GLA	0.2
Additional Development GLA	1.3
Base Rent PSF	$32.92
Leased Rate (at 100%)	97.4%
% of Pro Rata NOI (T12)	5.7%
Puerto Rico Portfolio (Subset of Economic Interest)
Operating Centers	15
Owned GLA (at 100%)	4.0
Additional Ground Lease GLA	0.7
Additional Unowned GLA	0.3
Base Rent PSF	$19.08
Leased Rate (at 100%)	96.6%
% of Pro Rata NOI (T12)	14.4%

Quarterly Same Store NOI (1)

($ In Millions)

	4Q12	4Q11	Change
At 100%
Same Store NOI	$207.9	$199.3	4.3%
Non Same Store NOI	54.4	38.8

	$262.3	$238.1
Reconciliation to Income Statement
	4Q12	4Q11

Consolidated at 100%
Revenues	$210.9	$189.4
Fee Income	(10.6)	(12.3)

Other Revenues	(0.8)	(2.2)
Operating & Maintenance	(32.9)	(29.5)
Real Estate Taxes	(28.1)	(22.8)

	138.5	122.5
Unconsolidated at 100%
Revenues	188.3	168.2
Operating & Maintenance	(43.2)	(37.4)
Real Estate Taxes	(21.4)	(15.1)

	123.7	115.6

Total NOI at 100%	$262.3	$238.1

	4Q12	4Q11	Change
At DDR Share
Same Store NOI	$137.4	$131.7	4.4%
Non Same Store NOI	25.2	17.7

	$162.6	$149.4

Reconciliation to Income Statement

	4Q12	4Q11

Consolidated at DDR Share
Consolidated at 100%	$138.5	$122.5
JV Share of Cons. NOI	(0.4)	(0.3)

	138.1	122.2

Unconsolidated at DDR Share
Revenues	34.8	38.3
Operating & Maintenance	(7.3)	(7.9)
Real Estate Taxes	(3.0)	(3.3)

	24.5	27.1

Total NOI at DDR Share	$162.6	$149.4

(1)

Excludes development, redevelopment, straight line rental income and expenses, lease termination income, FMV of leases and provisions for uncollectible amounts and/or recoveries thereof; includes assets owned in comparable periods (15 months for quarter comparisons). Properties acquired in the BRE DDR Retail Holdings, LLC joint venture are also excluded.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

	Lease Expiration Schedule (at 100%)
	Greater than 10,000 SF				Less than 10,000 SF
Year	Leases	ABR (mil)	Rent PSF	% of ABR	Leases	ABR (mil)	Rent PSF	% of ABR
2013	120	$31.8	$9.88	3.1%	1,346	$71.8	$24.77	7.1%
2014	219	68.8	10.03	6.8%	1,234	65.9	25.38	6.5%
2015	218	70.2	10.14	6.9%	1,060	58.6	23.07	5.8%
2016	240	81.4	11.12	8.0%	1,027	63.4	24.55	6.2%
2017	225	85.7	10.06	8.4%	1,075	62.4	25.32	6.1%
2018	150	52.0	10.35	5.1%	306	25.4	22.51	2.5%
2019	113	49.5	11.20	4.9%	126	10.7	23.82	1.1%
2020	77	26.5	10.36	2.6%	117	9.4	21.97	0.9%
2021	108	45.2	10.65	4.4%	163	13.1	24.23	1.3%
2022	108	45.6	10.57	4.5%	188	15.4	23.40	1.5%

2013-2022	1,578	$556.7	$10.44	54.7%	6,642	$396.1	$23.90	38.9%
Total Rent Roll	1,686	$605.8	$10.41	59.5%	6,916	$412.0	$24.18	40.5%

Annual Metrics (at 100%)
Period Ending	Centers	Leased Rate	ABR PSF
YE 2012	452	94.2%	$13.66
YE 2011	432	93.6%	13.81
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate Breakdown (at 100%)
SF	Leased Rate	% of GLA	% of Vacancy
< 5,000	84.3%	16.1%	43.3%
5,000-9,999	87.9%	8.7%	18.1%
> 10,000	97.0%	75.2%	38.6%

Total	94.2%	100.0%	100.0%

Portfolio Concentration (at 100%)
	% of ABR	MSF	% of GLA
Brazil	9.8%	3.3	3.7%
Florida	8.8%	9.7	10.8%
Georgia	8.4%	8.9	9.9%
Puerto Rico	7.7%	4.7	5.3%
North Carolina	6.9%	6.5	7.3%
New York	6.6%	7.5	8.5%
Ohio	6.4%	6.5	7.3%
New Jersey	4.6%	3.2	3.6%
Illinois	3.3%	2.2	2.4%
Arizona	3.0%	2.2	2.5%

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Leasing Summary—4Q 2012

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

Fourth Quarter 2012 at 100%

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	80	184	$27.01	$4,970	$24.19	$4,451	11.7%	6.3	$12.15
Non-comp	109	537	15.95	8,565	N/A	N/A	N/A	9.1	15.41

New Leases—Total	189	721	18.78	13,535	N/A	N/A	11.7%	8.4	14.60
Renewals	282	1,703	14.49	24,676	13.57	23,110	6.8%	5.0	0.00

Total	471	2,424	$15.76	$38,211	$14.60	$27,561	7.6%	6.0	$4.44

Fourth Quarter 2012 at Pro Rata Share

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	80	103	$25.10	$2,585	$21.97	$2,262	14.3%	7.3	$17.72
Non-comp	109	320	16.13	5,162	N/A	N/A	N/A	9.7	11.01

New Leases—Total	189	423	18.31	7,747	N/A	N/A	14.3%	9.1	12.63
Renewals	282	1,189	13.21	15,707	12.37	14,708	6.8%	5.6	0.00

Total	471	1,612	$14.55	$23,454	$13.13	$16,970	7.8%	6.5	$3.33

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Leasing Summary—YTD 2012

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

YTD 2012 at 100%

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	306	961	$20.45	$19,652	$18.65	$17,923	9.7%	7.6	$13.33
Non-comp	478	2,642	13.92	36,777	N/A	N/A	N/A	8.9	11.49

New Leases—Total	784	3,603	15.66	56,429	N/A	N/A	9.7%	8.6	11.97
Renewals	1,137	7,384	14.96	110,465	14.1	104,114	6.1%	5.1	0.08

Total	1,921	10,987	$15.19	$166,894	$14.62	$122,037	6.7%	6.3	$4.08

YTD 2012 at Pro Rata Share

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	306	546	$20.09	$10,969	$17.69	$9,659	13.6%	7.8	$13.38
Non-comp	478	1818	14.00	25,452	N/A	N/A	N/A	9.3	10.51

New Leases—Total	784	2,364	15.41	36,421	N/A	N/A	13.6%	8.9	11.18
Renewals	1,137	4,874	13.61	66,335	12.84	62,582	6.0%	5.2	0.06

Total	1,921	7,238	$14.20	$102,756	$13.33	$72,241	7.0%	6.4	$3.73

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Net Effective Rents Related to Leased Space (Owned Properties)

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

	4Q12	FY12
Number of lease transactions executed	471	1,921
Rentable square footage leased (in thousands)	2,424	10,987
Square footage of renewal deals (in thousands)	1,703	7,384
Square footage of new deals (in thousands)	721	3,603
Renewed square footage (% of total)	70.3%	67.2%
New leases square footage (% of total)	29.7%	32.8%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$19.64	$16.49
Tenant allowance	(1.74)	(1.40)
Landlord work	(1.32)	(1.25)
Third party leasing commissions	(0.33)	(0.27)
Rent concessions	—	—

Equivalent net effective rent	$16.25	$13.57

Weighted average term in years	7.7	8.2

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$14.73	$15.22
Tenant allowance	—	(0.02)
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$14.73	$15.20

Weighted average term in years	5.0	5.2

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Top 40 Tenants Ranked by Base Rental Revenue

($ and GLA In Millions)

		# of Units		ABR			GLA			Credit Ratings (S&P/Moody’s/Fitch)
	Tenant	Owned	Total	at 100%	% of Total	Pro Rata	at 100%	% of Total	Pro Rata
1	Walmart[1]	35	78	$33.7	3.2%	$26.2	5.1	5.7%	4.1	AA / Aa2 / AA
2	TJX Companies[2]	82	83	27.1	2.5%	16.4	2.6	2.9%	1.6	A / A3 / NR
3	Bed Bath & Beyond[3]	72	73	24.7	2.3%	16.2	2.0	2.2%	1.3	BBB+ / NR / NR
4	PetSmart	80	81	24.0	2.3%	14.2	1.7	1.9%	1.0	BB+ / NR / NR
5	Kohl’s	36	44	23.3	2.2%	12.4	3.2	3.6%	1.7	BBB+ / Baa1 / BBB+
6	Dick’s Sporting Goods	34	35	19.1	1.8%	10.0	1.6	1.8%	0.9	NR
7	Best Buy	30	35	17.8	1.7%	10.9	1.3	1.5%	0.8	BB / Baa2 / BB-
8	Michael’s	60	60	16.6	1.6%	10.9	1.4	1.6%	0.9	B / B3 / NR
9	Publix	41	44	16.4	1.5%	4.2	1.9	2.1%	0.5	NR
10	AMC Theatres	9	10	16.3	1.5%	8.5	0.7	0.8%	0.4	B / B2 / B
11	Ross Stores	51	51	16.0	1.5%	9.8	1.5	1.7%	0.9	BBB+ / NR / NR
12	OfficeMax	50	51	13.8	1.3%	9.4	1.2	1.3%	0.7	B- / B1 / NR
13	Gap[4]	53	53	13.5	1.3%	8.7	0.9	1.0%	0.6	BB+ / Baa3 / BBB-
14	Kroger	30	31	12.3	1.2%	5.9	1.7	1.9%	0.7	BBB / Baa2 / BBB
15	Lowe’s	14	32	12.0	1.1%	9.2	1.8	2.0%	1.5	A- / A3 / NR
16	Tops Markets[5]	16	17	11.6	1.1%	7.4	1.0	1.1%	0.6	B+ / NR / NR
17	Jo-Ann Fabric and Craft	33	33	11.1	1.0%	6.8	1.1	1.2%	0.7	B / Caa1 / NR
18	Ascena[6]	106	106	10.6	1.0%	6.8	0.7	0.8%	0.4	BB- / Ba2 / NR
19	Regal Cinemas	12	13	10.1	0.9%	6.7	0.6	0.7%	0.4	B+ / B1 / B+
20	Cinemark	13	13	10.0	0.9%	6.0	0.7	0.8%	0.4	BB- / NR / NR

	Top 20 Tenants	857	930	$340.0	31.9%	$206.6	32.7	36.7%	20.1

21	Barnes & Noble	24	26	$9.6	0.9%	$6.5	0.6	0.7%	0.4	NR
22	Toys “R” Us7	29	34	9.2	0.9%	7.2	1.2	1.3%	0.8	B / B1 / B-
23	Home Depot	10	39	9.0	0.8%	6.5	1.1	1.2%	0.8	A- / A3 / A-
24	Staples	33	33	9.0	0.8%	6.5	0.7	0.8%	0.5	BBB / Baa2 / BBB
25	Dollar Tree Stores	89	91	8.9	0.8%	5.8	0.9	1.0%	0.6	NR
26	Sports Authority	15	16	8.2	0.8%	6.3	0.6	0.7%	0.5	B- / B3 / NR
27	Sears[8]	22	23	7.5	0.7%	4.8	2.0	2.2%	1.2	CCC+ / B3 / CCC
28	DSW	19	19	7.5	0.7%	4.1	0.5	0.6%	0.2	NR
29	Petco	31	33	7.1	0.7%	4.9	0.4	0.4%	0.3	B / B3 / NR
30	Amscan Holdings[9]	37	38	6.9	0.6%	4.2	0.5	0.6%	0.3	B / B2 / NR
31	Ulta	29	30	6.7	0.6%	4.4	0.3	0.3%	0.2	NR
32	Pier 1 Imports	34	37	6.6	0.6%	3.9	0.3	0.3%	0.2	NR
33	HH Gregg	18	18	5.9	0.6%	3.4	0.6	0.7%	0.3	NR
34	Beall’s	20	21	5.9	0.6%	2.5	0.8	0.9%	0.4	NR
35	Hobby Lobby	15	18	5.5	0.5%	3.5	0.8	0.9%	0.5	NR
36	Royal Ahold[10]	5	6	5.3	0.5%	1.9	0.3	0.3%	0.1	BBB / Baa3 / BBB
37	Brown Shoe Co.[11]	38	38	5.3	0.5%	3.3	0.3	0.3%	0.2	B / B2 / BB+
38	Gamestop	109	109	4.9	0.5%	3.6	0.2	0.2%	0.1	NR
39	Giant Eagle	6	6	4.9	0.5%	3.2	0.5	0.6%	0.3	NR
40	BJ’s Wholesale Club	5	6	4.3	0.4%	3.8	0.5	0.6%	0.4	B / B2 / NR

	Tenants 21-40	588	635	$138.2	13.0%	$90.3	13.1	14.7%	8.3

	Top 40 Tenants	1,445	1,565	$478.2	44.9%	$296.9	45.8	51.3%	28.4

	Total Portfolio			$1,064.6	100.0%	$656.4	89.2	100.0%	56.3

(1)	Walmart (29) / Sam’s Club (6)
(2)	T.J.Maxx (39) / Marshalls (32) / Homegoods (11)
(3)	Bed Bath & Beyond (49) / World Market (15) / Others (8)
(4)	Gap (3) / Old Navy (47) / Banana Republic (3)
(5)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB
(6)	Catherine’s (12) / Dress Barn (23) / Fashion Bug (19) / Justice (24) / Lane Bryant (18) / Maurice’s (10)
(7)	Toys “R” Us (6) / Babies “R” Us (19) / Toys-Babies Combo (4)
(8)	Sears (3) / Kmart (19)
(9)	Party City (30) / Others (7)
(10)	Stop N Shop (4) / Martin’s (1)
(11)	Famous Footwear (36) / Others (2)

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Total Market Capitalization

(In Millions)

	December 31, 2012		December 31, 2011
	Amount	% of Total	Amount	% of Total
Common Shares Equity	$4,940.3	51%	$3,375.3	43%
Perpetual Preferred Stock	405.0	4%	375.0	5%

	5,345.3	55%	3,750.3	48%
Unsecured Credit Facilities	147.9	2%	142.4	2%
Unsecured Term Loan	350.0	4%	—	—
Unsecured Public Debt	2,179.2	22%	2,182.7	28%
Secured Term Loan	400.0	4%	500.0	6%
Fixed Rate Mortgage Debt	1,176.4	12%	1,218.1	15%
Variable Rate Mortgage Debt	86.2	1%	91.0	1%

	4,339.7	45%	4,134.2	52%

Total	$9,685.0	100%	$7,884.5	100%

Debt to Market Capitalization	44.8%		52.4%
Common Shares Outstanding (millions)	315.1		276.9
Operating Partnership Units (millions)	0.4		0.4
Market Value per Share	$15.66		$12.17
Accretion on Convertible Notes (excluded above)	$32.1		$43.0
Partners’ Share of Consolidated Debt (included above)	$20.6		$21.7
DDR Share of Unconsolidated Debt (excluded above)	$724.9		$772.9

Unsecured Bond Ratings

	Debt Rating	Outlook
Moody’s	Baa3	Positive
S&P	BBB-	Stable
Fitch	BB+	Positive

Public Debt Covenants

(Actuals for Twelve Months Ending December 31, 2012)

	Covenant Threshold	Actual Covenant
Total Debt to Real Estate Assets Ratio	not to exceed 65%	47%
Secured Debt to Assets Ratio	not to exceed 40%	17%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	212%
Fixed Charge Coverage Ratio	at least 1.5x	1.9x

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Summary of Consolidated Debt

(In Millions)

Total Debt Outstanding	December 31, 2012 Aggregate	December 31, 2012 DDR Pro Rata Share	December 31, 2012 DDR Pro Rata Wtd. Avg. Interest	December 31, 2011 Aggregate	December 31, 2011 DDR Pro Rata Share
Unsecured Credit Facilities	$147.9	$147.9	2.15%	$142.4	$142.4
Unsecured Term Loan	350.0	350.0	3.25%	—	—
Unsecured Public Debt	2,147.1	2,147.1	5.80%	2,139.7	2,139.7
Secured Term Loan	400.0	400.0	2.19%	500.0	500.0
Fixed Rate Mortgage Loans	1,176.4	1,166.5	5.12%	1,218.1	1,208.2
Variable Rate Mortgage Loans	86.2	75.5	1.95%	91.0	79.2

Subtotal	4,307.6	4,287.0	4.81%	4,091.2	4,069.5
Fair Market Value Adjustment	11.5	11.5	—	13.4	13.4

Total	$4,319.1	$4,298.5	4.81%	$4,104.6	$4,082.9

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total	DDR Pro Rata Share
2013	26.8	39.9	—	66.7	66.7
2014	24.9	326.5	—	351.4	351.4
2015	26.2	439.0	503.0	968.2	957.5
2016	24.5	47.9	387.9	460.3	460.3
2017	25.0	0.3	350.0	375.3	375.3
2018	20.0	75.5	382.2	477.7	477.7
2019	13.7	169.3	300.0	483.0	483.0
2020	5.5	280.2	300.0	585.7	585.7
2021	4.1	54.7	—	58.8	58.8
2022 and beyond	0.1	58.5	450.0	508.6	498.7
Unsecured debt discount	—	—	(28.1)	(28.1)	(28.1)

Total	$170.8	$1,491.8	$2,645.0	$4,307.6	$4,287.0

Percentage of Total Debt	December 31, 2012		December 31, 2011
Fixed	89.9	%(2)	87.0%
Variable	10.1%		13.0%
Recourse to DDR	72.0%		69.5%
Non-recourse to DDR	28.0%		30.5%

(1)	Assumes borrower extension options are exercised.
(2)

An interest rate swap for $100 million was entered into on August 28, but not effective until January 15, 2013. Total fixed rate debt assumes the swap is effective as the unsecured term loan accordion was drawn for $100 million on December 20, 2012.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	December 31, 2012 Aggregate		December 31, 2012 DDR Pro Rata Share		December 31, 2012 DDR Pro Rata Wtd. Avg. Interest	December 31, 2011 Aggregate	December 31, 2011 DDR Pro Rata Share
Fixed Rate Mortgage Loans	$3,094.9		$517.5		5.30%	$3,084.5	$646.0
Variable Rate Mortgage Loans	1,162.7		206.3		6.87%	656.1	126.7

Subtotal	4,257.6	(1) (2)	723.8	(1)(2)	5.74%	3,740.6	772.7
Fair Market Value Adjustment	20.5		1.1		—	1.6	0.2

Total	$4,278.1		$724.9		5.74%	$3,742.2	$772.9

Schedule of Maturities by Year (3)	Scheduled Principal Payments	Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share
2013	14.5	392.7	407.2	58.7
2014	14.1	164.5	178.6	35.9
2015	12.6	555.9	568.5	78.8
2016	8.8	142.5	151.3	15.3
2017	6.8	2,565.2	2,572.0	404.0
2018	3.0	25.2	28.2	9.3
2019	2.1	99.9	102.0	34.2
2020	2.2	66.5	68.7	23.1
2021	1.3	80.5	81.8	31.4
2022 and beyond	—	99.3	99.3	33.1

Total	$65.4	$4,192.2	$4,257.6	$723.8

Percentage of Total Debt	December 31, 2012	December 31, 2011
Fixed	72.7%	82.5%
Variable	27.3%	17.5%
Recourse to DDR	1.4%	4.7%
Non-recourse to DDR	98.6%	95.3%

(1)

Includes approximately $295.7 million of debt of which the Company’s proportionate share of non-recourse debt is $48.2 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(2)

DDR funded a mezzanine loan to BRE DDR Holdings LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(3)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Senior Debt:
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$117.9	(3)	$117.9	02/16	LIBOR + 165
$65 Million Revolving Credit Facility	30.0	(3)	30.0	02/16	LIBOR + 165
$50 Million Term Loan	50.0		50.0	01/17	LIBOR + 170
$300 Million Term Loan	300.0		300.0	01/19	LIBOR + 210
Secured Credit Facility:
$400 Million Term Loan	400.0	(4)	400.0	09/15	LIBOR + 170

Total Term and Credit Facility Debt	$897.9		$897.9
Public Debt:
Unsecured Notes	152.9		152.9	05/15	5.50
Convertible Notes	317.9	(5)	317.9	11/15	1.75
Unsecured Notes	239.3		239.3	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.5		298.5	04/18	4.75
Unsecured Notes	82.2		82.2	07/18	7.50
Unsecured Notes	298.0		298.0	09/20	7.88
Unsecured Notes	458.3		458.3	07/22	4.63

Total Public Debt	$2,147.1		$2,147.1
Mortgage Debt:
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Victor Square, Victor, NY	5.8		5.8	04/13	5.80
DDRC Headquarters, Beachwood, OH	31.3		31.3	04/13	LIBOR + 110
Monmouth Consumer Sq., W. Long Branch, NJ	1.4		1.4	07/13	8.57
Tucson Spectrum, Tucson, AZ	24.2		24.2	04/14	5.56
Abernathy Square, Atlanta, GA	11.8		11.8	10/14	4.23
Bermuda Square, Chester, VA	7.3		7.3	10/14	4.23
Brook Highland Plaza, Birmingham, AL	24.0		24.0	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.2		4.2	10/14	4.23
Clearwater Collection, Clearwater, FL	6.9		6.9	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.7		9.7	10/14	4.23
Crossroads Center, Gulfport, MS	24.0		24.0	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	17.1		17.1	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.0		10.0	10/14	4.23
Downtown Short Pump, Richmond, VA	12.2		12.2	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	40.4		40.4	10/14	4.23
Home Depot Center, Orland Park, IL	6.5		6.5	10/14	4.23
Kroger, Cincinnati, OH	2.5		2.5	10/14	4.23
Lexington Place, Lexington, SC	4.2		4.2	10/14	4.23
Loisdale Center, Springfield, VA	10.8		10.8	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.5		6.5	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	17.7		17.7	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.7		10.7	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.7		9.7	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	27.3		27.3	10/14	4.23
Sam’s Club, Worcester, MA	5.3		5.3	10/14	4.23
The Commons, Salisbury, MD	8.5		8.5	10/14	4.23
Walmart Supercenter, Alliance, OH	7.0		7.0	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.7		11.7	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.6		6.6	10/14	4.23
Wendover Village, Greensboro, NC	4.7		4.7	10/14	4.23
Windsor Court, Windsor, CT	7.1		7.1	10/14	4.23

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Kyle Crossing, Kyle, TX	21.5		10.8	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.8	(6)	2.8	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 200
Hamilton Commons, Mays Landing, NJ	5.1		5.1	09/15	4.70
Tops Plaza, Lockport, NY	5.1		5.1	01/16	8.00
Cotswold Village, Charlotte, NC	50.0		50.0	05/16	5.83
Freedom Plaza, Rome, NY	2.1		2.1	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	5.6		5.6	08/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	2.5		2.5	10/17	6.78
Tops Plaza, Ithaca, NY	10.1		10.1	01/18	7.05
Walmart Supercenter, Greenville, SC	5.5		5.5	01/18	6.00
Johns Creek Town Center, Suwanee, GA	25.3		25.3	03/18	5.06
Southland Crossings, Boardman, OH	25.3		25.3	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	32.2		32.2	03/18	5.06
Mohawk Commons, Niskayuna, NY	13.9		13.9	12/18	5.75
Lowes, Hendersonville, TN	5.5		5.5	01/19	7.66
Nassau Park Pavilion, Princeton, NJ	57.0		57.0	02/19	3.40
Bandera Pointe, San Antonio, TX	24.8		24.8	02/19	3.40
Presidential Commons, Snellville, GA	21.2		21.2	02/19	3.40
Plaza Cayey, Cayey, PR	21.5		21.5	06/19	7.59
Plaza Fajardo, Fajardo, PR	25.8		25.8	06/19	7.59
Plaza Isabela, Isabela, PR	22.7		22.7	06/19	7.59
Plaza Walmart, Guayama, PR	12.0		12.0	06/19	7.59
Mariner Square, Spring Hill, FL	3.3		3.3	09/19	9.75
Northland Square, Cedar Rapids, IA	6.5		6.5	01/20	9.38
Plaza Rio Hondo, Bayamon, PR	125.7		125.7	01/20	3.95
Easton Marketplace, Columbus, OH	50.2		50.2	01/20	3.95
The Fountains, Plantation, FL	45.8		45.8	01/20	3.95
Perimeter Pointe, Atlanta, GA	43.3		43.3	01/20	3.95
Polaris Towne Center, Columbus, OH	44.7		44.7	04/20	6.76
West Valley Marketplace, Allentown, PA	12.2		12.2	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	63.5		63.5	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.2		9.2	12/21	5.24
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	20.3		20.3	02/22	5.71
Gulfport Promenade, Gulfport, MS	15.7		15.7	12/37	SIFMA + 5

Total Mortgage Debt	$1,262.6		$1,242.0
Subtotal	$4,307.6		$4,287.0
Fair Market Value Adjustment—Assumed Debt	11.5		11.5

Total Consolidated Debt	$4,319.1		$4,298.5

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,873.5	$3,863.6	5.3 years	5.12%
Variable Rate	434.1	423.4	3.5 years	1.95%

	$4,307.6	$4,287.0	5.1 years	4.81%

Cumulative Redeemable Preferred Shares

Outstanding Amount
Class H—7.375%	$205.0
Class J—6.500%	$200.0

$405.0

Derivative Instruments

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$50.0	Unsecured Term Loan	1 mo. LIBOR	0.56%	June 1, 2015
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	0.53%	July 1, 2015
Interest Rate Swap	$82.8	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017
Interest Rate Swap	$200.0	Unsecured Term Loan	1 mo. LIBOR	1.54%	February 1, 2019

(1)	Assumes borrower extension options are exercised.
(2)

Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $14.1 million is partially offset by approximately $2.7 million of fair market value adjustments.

(3)	On January 17, 2013, DDR closed on the refinancing of its unsecured revolving credit facilites that have a final maturity of April 2018. Pricing was reduced and is currently set at LIBOR + 140 bp.
(4)	On January 17, 2013, DDR closed on the refinancing of its senior secured term loan that has a final maturity of April 2018. Pricing was reduced and is currently set at LIBOR + 155 bp.
(5)

The convertible notes may be net settled with DDR’s common stock once the stock price rises above $15.76 per share at December 31, 2012 and are subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $32.1 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(6)	Reno Riverside has an interest rate floor of 5.95%.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 1, LLC (9 assets)	$350.2		$52.5	03/17	5.45
DDRTC Holdings Pool 5, LLC (12 assets)	214.5		32.2	05/17	LIBOR + 275
DDRTC Holdings Pool 3, LLC (17 assets)	464.0		69.6	06/17	4.63
Willoughby Hills Shop Ctr, Willoughby Hills, OH	9.4		1.4	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,038.1		$155.7
BRE DDR Retail Holdings LLC
BRE DDR Venice Holdings LLC (7 Assets)	86.0		4.3	07/13	6.00
BRE DDR Homart Holdings LLC (4 Assets)	264.2		13.2	09/15	6.40
BRE DDR Bison Holdings LLC (12 Assets)	112.4		5.6	04/16	5.25
BRE DDR Retail Mezz 2 LLC (15 Assets)	320.0	(2)	16.0	07/17	LIBOR + 398
BRE DDR Longhorn II Holdings LLC (7 Assets)	137.8		6.9	10/17	5.01
BRE DDR Longhorn II Holdings LLC (7 Assets)	31.7	(3)	—	10/17	10.00

Total BRE DDR Retail Holdings LLC	$952.1		$46.0
DDR Domestic Retail Fund I
Hilliard Rome, Columbus, OH	10.2		2.0	01/13	5.87
Meadows Square, Boynton Beach, FL	0.4		0.1	07/13	6.72
Village Center, Racine, WI	11.6		2.3	04/15	4.21
Paradise Promenade, Davie, FL	6.0		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.3		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	883.8		176.8	07/17	5.60

Total DDR Domestic Retail Fund I	$923.3		$184.7
Coventry II
Bloomfield Park, Bloomfield Hills, MI	39.8	(4)	—	12/08	Prime + 300
Coventry II DDR SM (30 assets)	68.0	(4)	13.6	09/12	LIBOR + 225
Marley Creek Square, Orland Park, IL	10.5	(4)	1.1	12/12	LIBOR + 125
Fairplain Plaza, Benton Harbor, MI	14.1		2.8	05/13	LIBOR + 350
Totem Lake Mall, Kirkland, WA	26.7		5.4	05/13	LIBOR + 350
Christown Spectrum Mall, Phoenix, AZ	46.0	(2)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(2)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	149.6	(4)	29.9	02/15	5.66
Buena Park, Buena Park, CA	73.0	(2)	14.6	06/15	LIBOR + 625
Westover Marketplace, San Antonio, TX	19.7	(2)	3.9	02/16	LIBOR + 450
Coventry II DDR SM (7 assets)	27.7	(4)	5.5	09/16	6.75

Total Coventry II	$494.1		$89.8
Sonae Sierra Brasil BV Sarl
Shopping Plaza Sul	24.6		8.2	06/15	CDI
Sonae Sierra Brasil Limitadas, Brazil	6.3		2.1	11/15	CDI + 285
Patio Boavista, Brazil	9.4		3.1	11/16	CDI + 330
Debentures	46.7		15.6	02/17	CDI + 96
Shopping Metropole, Brazil	25.0		8.3	05/18	TR + 1030
Debentures	99.9		33.3	02/19	IPCA + 625
Manaura Shopping, Brazil	66.5		22.2	12/20	10.00
Patio Goiania, Brazil	26.0		8.7	06/23	TR + 1100
Patio Londrina, Brazil	35.7		11.9	10/25	TR + 970
Patio Uberlandia, Brazil	37.7		12.6	10/25	TR + 970

Total Sonae Sierra Brasil BV Sarl	$377.8		$126.0

DDR

Quarterly Financial Supplement

For the year ended December 31, 2012

Joint Venture Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
DDR SAU Retail Fund, LLC
Willowbrook Commons, Nashville, TN	$7.0	$1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.4	2.0	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67
DDR SAU Retail Fund (18 assets)	109.8	22.0	09/17	4.74

Total DDR SAU Retail Fund LLC	$182.6	$36.5
DDR Markaz II (13 assets)	144.7	28.9	11/14	7.15
Lennox Town Center Limited, Columbus, OH	1.0	0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	21.1	5.3	10/20	5.25
Sun Center Limited, Columbus, OH	23.2	18.4	05/21	5.99
RVIP IIIB, Deer Park, IL	73.6	19.0	09/21	4.84

Total	$289.6	$85.1
Subtotal	$4,257.6	$723.8
Fair Market Value Adjustment—Assumed Debt	20.5	1.1

Total Joint Venture Debt	$4,278.1	$724.9

Total Joint Venture Debt:			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,094.9	$517.5	4.2 years	5.30%
Variable Rate	1,162.7	206.3	4.6 years	6.87%

	$4,257.6	$723.8	4.3 years	5.74%

Derivative Instruments

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013
Interest Rate Cap	$22.6	151 Westover LLC	1 mo. LIBOR	4.50%	January 1, 2015
Interest Rate Cap	$320.0	BRE DDR Retail Mezz II LLC	1 mo. LIBOR	4.00%	July 1, 2015

(1)	Assumes borrower extension options are exercised.
(2)	The following loans have floor interest rates:

Loan	Floor
BRE DDR Retail Mezz 2 LLC	1 month LIBOR of 0.50%
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.26%
Buena Park, Buena, CA	1 month LIBOR of 0.75%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%

(3)

DDR funded a mezzanine loan to BRE DDR Holdings LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(4)

Includes approximately $295.7 million of debt of which the Company’s proportionate share of non-recourse debt is $48.2 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage
BofA Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640

Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
	Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank	John Perry	john.perry@db.com	(212) 250-4912
	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796

Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group	Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462
	Samit Parikh	sparikh@isigrp.com	(212) 888-3796

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280
	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286

Morgan Stanley	Paul Morgan	paul.b.morgan@morganstanley.com	(415) 576-2627

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646
	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
	James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
	Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage

BofA Merrill Lynch	Tom Truxillo	thomas.c.truxillo_jr@baml.com	(646) 855-6090

Barclays	Danish Agboatwala	danish.agboatwala@barclays.com	(212) 412-2573

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

RBC Capital Markets	Seth Levine	seth.levine@rbccm.com	(212) 618-3523

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455